                                EXHIBIT (8)(e)(1)

                                 AMENDMENT NO. 1
                           TO PARTICIPATION AGREEMENT
                                    (Liberty)

                             AMENDMENT NO. 1 TO THE
                             PARTICIPATION AGREEMENT
                                      Among
                       LIBERTY VARIABLE INVESTMENT TRUST,
                         LIBERTY FUNDS DISTRIBUTOR, INC.
                                       and
                       TRANSAMERICA LIFE INSURANCE COMPANY

         This Amendment No. 1 is incorporated in and made a part of the Participation Agreement made and entered into as of the 1/st/ day of May, 2002, by and among TRANSAMERICA LIFE INSURANCE COMPANY, (hereinafter the "Company"), an Iowa corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"); LIBERTY VARIABLE INVESTMENT TRUST, a business trust organized under the laws of Massachusetts (hereinafter the "Trust"); and LIBERTY FUNDS DISTRIBUTOR, INC. (hereinafter the "Underwriter"), a Massachusetts corporation. The Agreement is amended as follows:

         1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto have caused their duly authorized officers to execute this Agreement as of December 1, 2002:

                                       Company:
                                       TRANSAMERICA LIFE INSURANCE COMPANY
                                       By its authorized officer,

                                       By:    /s/ Larry N. Norman
                                              ----------------------------------
                                              Larry N. Norman

                                       Title: President

                                       Trust:
                                       LIBERTY VARIABLE INVESTMENT TRUST
                                       By its authorized officer,

                                       By:    /s/ Kevin S. Jacobs
                                              ----------------------------------
                                       Name:  Kevin S. Jacobs
                                              ----------------------------------

                                       Title: Assistant Secretary
                                              ----------------------------------

                                       Underwriter:
                                       LIBERTY FUNDS DISTRIBUTOR, INC.
                                       By its authorized officer,

                                       By:    /s/ Beth Ann Brown
                                              ----------------------------------
                                       Name:  Beth Ann Brown
                                              ----------------------------------

                                       Title: SVP, National Accounts
                                              ----------------------------------

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                                   SCHEDULE A

             Separate Accounts, Associated Contracts, and Portfolios

----------------------------------------------------------------------------------------------------------------
   Name of Separate Account and Date              Policies Funded                  Portfolio(s) Available
          Established by the                 by the Separate Accounts                Under the Policies
           Board of Trustees
----------------------------------------------------------------------------------------------------------------
         Separate Account VA F                  AV721 101 149 1001              Colonial Small Cap Value Fund
             May 15, 2000                Under the Marketing Name "Premier     Colonial Strategic Income Fund
                                                   Asset Builder                  Liberty Select Value Fund
                                                 Variable Annuity"
----------------------------------------------------------------------------------------------------------------
         Separate Account VA L                  AV721 101 149 1001              Colonial Small Cap Value Fund
             July 10, 2001                   Under the Marketing Name             Liberty Select Value Fund
                                         "Transamerica Preferred Advantage
                                                 Variable Annuity"
----------------------------------------------------------------------------------------------------------------
         Separate Account VA P                  AV721 101 149 1001              Colonial Small Cap Value Fund
           November 26, 2001            Flexible Premium Variable Annuity -       Liberty Select Value Fund
                                            A under the Marketing Name
                                        "Transamerica Opportunity Builder"
----------------------------------------------------------------------------------------------------------------